Exhibit 99.1

PetroShare Corp. Announces Closing of Lease Acquisition and
Filing of Well Permits

CENTENNIAL, COLORADO – (April 6, 2016) – PetroShare Corp. (OTC.QB: PRHR) announced today that the Company has closed its previously announced acquisition of a producing well and associated leases totaling approximately 320 net acres within its Todd Creek Farms project in parts of Township 1 South, Range 67 West, Adams County, Colorado. This lease acquisition, coupled with other leases owned by the Company, represent a controlling interest in its multi-well Shook Pad. The Company has submitted permit applications for fourteen (14) horizontal well bores targeting the Niobrara and Codell formations on acreage that includes the newly-acquired leases. In addition, the lease acquisition includes an interest in two extended length Niobrara lease line lateral wells proposed to be operated by an established third party operator and anticipated to be drilled in the third quarter of this year. The acreage is located in the southern end of the Greater Wattenberg oil and gas field in the DJ Basin.  The Company’s participation in all of these wells is subject to receipt of additional working capital.

Based on independent reserve engineering estimates, the potential reserves are significant to the Company’s retained interest associated with the Shook Pad development.

Stephen J. Foley, CEO stated, “We are excited to complete this acquisition which give us a substantial interest in our first operated drill block in this marquee unconventional resource play.”

ABOUT PETROSHARE CORP

PetroShare Corp. is a domestic oil and natural gas exploration and development company based in Centennial, Colorado. PetroShare targets capital deployment opportunities in established unconventional resource plays. Its current focus is in the Niobrara/Codell formations and adjacent oil and gas producing zones in the Rocky Mountain region with specific targets in the Wattenberg field within the DJ Basin of northeast Colorado.

Caution Concerning Forward-Looking Statements

This press release contains certain forward-looking statements and information, including “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  The forward-looking statements and information expressed, as of the date of this news release, PetroShare’s estimates, forecasts, projections, expectations or beliefs as to certain future events and results.  These forward-looking statements include, among others, statements regarding the benefits that PetroShare expects from transactions and plans and objectives of management for future operations.  Forward-looking statements and information are necessarily based on a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, technical, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate.  Therefore, actual results and future events could differ materially from those anticipated in such statements and information.

Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, risks related to receipt of working capital, the level of success in exploration, development and production activities, possible defects in title to properties, fluctuations in the market price of crude oil and natural gas, industry risks, possible federal and/or state initiatives related to regulation of hydraulic fracturing, risks related to permitting and the projected timeframes to receive the necessary permits, environmental risks and hazards, uncertainty as to calculation of crude oil and natural gas resources and reserves and other risks described in the Company’s annual report on Form 10-K for the year ended December 31, 2015 as filed with the Securities and Exchange Commission.  Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof.  PetroShare undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law.  All forward-looking statements and information made in this news release are qualified by this cautionary statement.

For further information contact: Investor Relations: Steve Devanney 303-367-1667 S_Devanny@q.com PetroShare Corp. Tel: (303) 500-1160 www.PetroShareCorp.com